Exhibit 99.1

A subsidiary of California Water Service Group

P.O. Box 384809, Waikoloa, HI 96738

December 8, 2020

Contact: Yvonne Kingman, 310-257-1434 (media)

Tom Smegal, 408-367-8200 (analysts)

For Immediate Release

HAWAII WATER SERVICE ENTERS INTO AGREEMENT WITH KCSI

TO ACQUIRE KEAUHOU WASTEWATER SYSTEM ON BIG ISLAND

waikoloa, Hawaii — Hawaii Water Service (Hawaii Water), a subsidiary of California Water Service Group (Group) (NYSE: CWT), has entered into an agreement with Keauhou Community Services, Inc. (KCSI) to acquire its wastewater system assets and provide wastewater utility service to its customers in Keauhou on the island of Hawaii. The purchase is subject to due diligence and approval by the Hawaii Public Utilities Commission.

KCSI serves more than 1,500 residential, hotel, and commercial customers, along with the Keauhou Bay Facility and Kahaluu Beach Park, and provides effluent to Kona Country Club, Inc. for golf course irrigation. Hawaii Water has already been operating the Keauhou system since 2018 through an operation and maintenance contract. The utility will continue to invest in local wastewater system infrastructure to keep service reliable for customers and protect the environment.

“We appreciate KCSI’s confidence and trust in us to continue providing reliable, high-quality service to its Keauhou customers,” said Martin A. Kropelnicki, Group President and CEO. “We look forward to providing Keauhou residents, businesses, and visitors the same quality, service, and value all of our customers on the islands have come to expect and deserve, both now and for generations to come.”

Hawaii Water provides water and wastewater service to many communities located on Maui, Oahu, and the Big Island of Hawaii. Hawaii Water is a wholly owned subsidiary of California Water Service Group, which also includes California Water Service, Washington Water Service, New Mexico Water Service, CWS Utility Services, and HWS Utility Services. Together, these companies provide regulated and non-regulated utility service to more than 2 million people in over 100 California, Washington, New Mexico, and Hawaii communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: ability to complete the acquisition and ability to operate the Keauhou system in an accretive manner; natural disasters; public health crises, pandemics, epidemics or outbreaks of a contagious disease, such as the recent outbreak of coronavirus (or COVID-19); governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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